SCHEDULE II

				   INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

						SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-WHX CORPORATION NEW

          GAMCO INVESTORS, INC.
                      10/13/04            9,400-             .8573
                      10/12/04            2,700-             .8915
                      10/11/04            9,100-            1.0329
                      10/08/04            6,066-            1.0870
                      10/07/04            3,166-             .9150
                      10/07/04            5,766-             .9150
                      10/07/04            5,766              .9150
                      10/07/04            3,166              .9150
                      10/07/04            5,766-             .9150
                      10/01/04            1,600-            1.0663
                       9/21/04            4,000-            1.1500
                       9/17/04            2,000-            1.1675
                       9/14/04            4,000-            1.1225
                       9/14/04            2,000-            1.1630
                       9/13/04              600-             *DO
          GABELLI ADVISERS, INC.
                       9/17/04            1,000-            1.1500
          GABELLI FUNDS, LLC.
               GABELLI VALUE FUND
                      11/05/04           10,000-             .7500
                      10/27/04            5,000-             .8500
               GABELLI SMALL CAP GROWTH FUND
                      10/12/04            2,000-             .9700

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.